UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008
__________________

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

     10280 Camino Santa Fe
San Diego, California 92121
(Address of principal executive offices)

(858) 625-2633
(Registrant's telephone number)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     As previously reported in the Current Report on Form 8-K filed by Nitches, Inc. ("we," "us," "our," or the "Company") with the Securities and Exchange Commission on August 18, 2008, Mr. T. Jefferson Straub, one of our independent directors and a member of the audit committee of our board of directors, passed away on August 11, 2008.

     On August 19, 2008, we received a letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that as a result of Mr. Straub's passing away, the Company no longer complies with the audit committee requirement set forth in Nasdaq Marketplace Rule 4350(d)(2). Nasdaq Marketplace Rule 4350(d)(2) requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee. As a result of Mr. Straub's passing away, we only have two of the three required independent audit committee members.

     Under Nasdaq Marketplace Rule 4350(d)(4), we have until the earlier of our next annual shareholders’ meeting or August 10, 2009 to regain compliance with Nasdaq Marketplace Rule 4350(d)(2), or if our next annual shareholders’ meeting is held before February 9, 2009, then we must evidence compliance no later than February 9, 2009. We are currently in the process of seeking and evaluating candidates to fill the vacancy created by Mr. Straub's passing away and we intend to appoint a new director within the cure period.

     Under Nasdaq Marketplace Rule 4803(a), we are required to issue a press release disclosing receipt of the Nasdaq letter and the Nasdaq rules upon which it is based. Accordingly, on August 21, 2008, we issued such a press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

     (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on August 21, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: August 22, 2008	By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer

Exhibit 99.1

Nitches, Inc. announces receipt of Nasdaq letter due to death of board member

SAN DIEGO, California, August 21, 2008 – Nitches, Inc. (NASDAQ-NICH) announced today the receipt of a letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that as a result of the death of director T. Jefferson Straub, the Company no longer complies with the audit committee requirement set forth in Nasdaq Marketplace Rule 4350(d)(2). This rule requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee. As a result of Mr. Straub's passing away, we only have two of the three required independent audit committee members.

     However, consistent with Nasdaq Marketplace Rule 4350(d)(4), we have until the earlier of our next annual shareholders’ meeting or August 10, 2009 to regain compliance with Nasdaq Marketplace Rule 4350(d)(2), or if our next annual shareholders’ meeting is held before February 9, 2009, then we must evidence compliance no later than February 9, 2009. We are currently in the process of seeking and evaluating candidates to fill the vacancy created by Mr. Straub's passing away and we intend to appoint a new director within the cure period.

About Nitches

     Nitches is headquartered in San Diego, California with offices in New York City, Los Angeles, Dallas, Austin and Hong Kong. The Company’s shares are traded on the NASDAQ Capital Market under the symbol NICH.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, a softening of retailer or consumer acceptance of the Company’s products, pricing pressures and other competitive factors, or the unanticipated loss of a major customer. The Company’s results may also differ materially from period to period due to the seasonal nature of the Company’s product lines. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

Contact: Paul Wyandt
                Web:    http://www.nitches.com
                E-mail: ir@nitches.com
                Phone:  (858) 625-2633 (Option # 1: Corporate)

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